SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. _____]

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[X] Preliminary Proxy Statement     [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              Derma Sciences, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                              DERMA SCIENCES, INC.









                            NOTICE OF ANNUAL MEETING

                                       and

                                 PROXY STATEMENT






                         Annual Meeting of Shareholders

                                  Hyatt Regency
                            U.S. 1 and Alexander Road
                              Princeton, New Jersey

                                  May 12, 1999

                              DERMA SCIENCES, INC.
                         214 CARNEGIE CENTER, SUITE 100
                               PRINCETON, NJ 08540
                                 (800) 825-4325

          ------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 12, 1999
          ------------------------------------------------------------

To the Shareholders:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), will be held on May 12, 1999, at 10:00 a.m., at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey, for the following purposes:

           1. To elect five directors for the year following the annual meeting or until their successors are elected;

           2. To consider and vote upon an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000;

           3. To consider and vote upon ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 1999; and

           4. To transact such other business as may properly come before the meeting and all adjournments thereof.

           Only shareholders of record at the close of business on March 24, 1999, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

           The Board of Directors unanimously recommends that shareholders vote "FOR" (i) the election as directors of the nominees named in the accompanying Proxy Statement, (ii) the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000, and (iii) the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 1999.

           You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          By Order of the Board of Directors,

                                          EDWARD J. QUILTY
                                          Chairman of the Board

                              DERMA SCIENCES, INC.
                         214 CARNEGIE CENTER, SUITE 100
                           PRINCETON, NEW JERSEY 08540
                                 (800) 825-4325

                    ----------------------------------------

                                 PROXY STATEMENT
                    ----------------------------------------


           This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at its Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. on Wednesday, May 12, 1999, at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

           If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy, for an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock and for ratification of the selection of Ernst & Young LLP as independent certified public accountants for the year ended December 31, 1999. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

           A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

           The close of business on March 24, 1999, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 6,235,789 shares of Common Stock, par value $.01 per share, 1,750,000 shares of Series A Convertible Preferred Stock and 3,333,340 shares of Series B Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about April 7, 1999.

           The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth as of the Record Date certain information regarding the current beneficial ownership of shares of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and director-nominee of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:


                                                                            NUMBER OF SHARES                      PERCENT
             NAME AND ADDRESS OF BENEFICIAL OWNER (1)                    BENEFICIALLY OWNED(13)            BENEFICIALLY OWNED(13)
             ----------------------------------------                    ----------------------            ----------------------

Srini Conjeevaram (2)..............................................               5,166,668                        45.31%
Hambrecht & Quist California (3)...................................               2,241,668                        26.44%
Redwood Asset Management (4).......................................               1,198,334                        16.37%
Edward J. Quilty (5)...............................................               1,144,107                        15.96%
Mary G. Clark, RN .................................................                 775,474                        12.44%
Aries Funds (6)....................................................                 750,000                        10.70%
John T. Borthwick (7)..............................................                 369,414                         5.82%
Charles F. Caudell, III (8) .......................................                 312,668                         4.82%
Richard S. Mink (9) ...............................................                 284,168                         4.38%
Stephen T. Wills, CPA (10).........................................                 279,168                         4.31%
Laurence F. Lane (11)..............................................                  26,000                          (*)
Timothy J. Patrick ................................................                       0                          (*)
All directors and officers as a group (8 persons) (12) ............               7,582,193                        72.92%

(1)    Except as otherwise noted, the address of each of the persons listed is:
       214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.
(2) Srini Conjeevaram is a general partner of the Galen III Partnerships. The Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor, New York, New York 10020. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of: 625,000 shares of Class A Convertible Preferred Stock ("Class A Preferred"); 375,000 warrants to purchase Common Stock exercisable at $0.90 per share ("Class A Warrants"); 2,083,334 shares of Class B Convertible Preferred Stock ("Class B Preferred"); and 2,083,334 warrants to purchase Common Stock exercisable at $1.35 per share ("Class B Warrants").
(3) Hambrecht & Quist California can be reached at: One Bush Street, San Francisco, California 94104. Ownership consists of: 612,500 shares of Class A Preferred; 612,500 Class A Warrants; 508,334 shares of Class B Preferred; and 508,334 Class B Warrants.
(4) Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358 Oslo, Norway. Ownership consists of: 115,000 shares of Common Stock; 250,000 Class A Warrants; 416,667 Class B Preferred; and 416,667 Class B Warrants.
(5) Ownership consists of: 210,500 shares of Common Stock; 190,000 Class A Warrants; 41,667 shares of Class B Preferred; 41,667 Class B Warrants; exercisable options to purchase 650,273 shares of Common Stock; and options to purchase 10,000 shares of Common Stock which will become exercisable within 60 days of the Record Date.
(6) The Aries Funds can be reached at: Paramount Capital, Inc., The Aries Fund, 787 Seventh Avenue, 48th Floor, New York, New York 10019. Includes shares owned by The Aries Fund, A Cayman Islands Trust and Aries Domestic Fund, L.P. Ownership consists of: 375,000 shares of Class A Preferred; and 375,000 Class A Warrants.
(7) Ownership consists of: 259,414 shares of Common Stock; exercisable options to purchase 100,000 shares of Common Stock; and options to purchase 10,000 shares of Common Stock will become exercisable within 60 days of the Record Date.
(8) Ownership consists of: 59,750 shares of Common Stock; 31,250 Class A Warrants; 20,834 shares of Class B Preferred; 20,834 Class B Warrants; exercisable options to purchase 132,500 shares of Common Stock; and options to purchase 47,500 shares of Common Stock will become exercisable within 60 days of the Record Date.
(9) Ownership consists of: 31,250 shares of Common Stock; 31,250 Class A Warrants; 20,834 shares of Class B Preferred; 20,834 Class B Warrants; exercisable options to purchase 132,500 shares of Common Stock; and options to purchase 47,500 shares of Common Stock will become exercisable within 60 days of the Record Date.
(10) Ownership consists of 38,750 shares of Common Stock; 38,750 Class A Warrants; 20,834 shares of Class B Preferred; 20,834 Class B Warrants; and exercisable options to purchase 160,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of the Record Date.
(11) Ownership consists of: 8,000 shares of Common Stock; and exercisable options to purchase 18,000 shares of Common Stock. No additional shares subject to options will become exercisable within 60 days of the Record Date.
(12) Ownership consists of: an aggregate of 3,420,167 shares of Common Stock, Class A Preferred and Class B Preferred; and options currently exercisable and exercisable within 60 days of the Record Date to purchase 4,162,026 shares of Common Stock.
(13) The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options (including those that would be exercisable within 60 days of the Record Date) and the exercise of all warrants owned by such entity or individual.
(*)    Less than one percent

                       PROPOSAL 1 - ELECTION OF DIRECTORS

           A board of five directors will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

           The nominees are listed below with brief statements of their principal occupation and other information:


     NAME OF NOMINEE              AGE      DIRECTOR SINCE                                  PRINCIPAL OCCUPATION

Edward J. Quilty                  48     March, 1996                Chairman of the Board of the Company and  Chairman of the Board
                                                                    of Palatin Technologies, Inc.

Mary G. Clark                     66     Nominee                    Founder of, and Special Consultant to, the Company

Srini Conjeevaram                 40     May, 1998                  General Partner and Chief Financial Officer of Galen Associates

Laurence F. Lane                  53     June, 1995                 Vice President of Regulatory Affairs of NovaCare, Inc.

Timothy J. Patrick                40     February, 1998             President  and Chief  Executive Officer of Proxima Therapeutics,
                                                                    Inc.

           The term of office of each person elected as director will continue until the Company's next Annual Meeting of Shareholders or until his or her successor has been elected and qualifies.

INFORMATION RELATIVE TO DIRECTORS

           EDWARD J. QUILTY has served as Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty has been the Chairman of the Board of Palatin Technologies, Inc., a biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents, since November, 1995. From July, 1994 through November, 1995, he was President and Chief Executive Officer of

MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. Mr. Quilty has over 25 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is a member of the Healthcare Manufacturing Marketing Council. He earned a Bachelor of Science degree from Southwest Missouri State University, Springfield, Missouri in 1972 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

           MARY G. CLARK, RN is a nominee for director of the Company. She founded the Company and has served as a Special Consultant for Scientific Affairs to the Company since March, 1994. She served as Chairman of the Board of the Company from February, 1991 through March, 1994 and Vice Chairman from April, 1994 to May, 1998. Mrs. Clark served as the Company's President from 1984 to 1990 and as director of the Company from November, 1984 to March, 1994. She is the inventor and original patent holder of the Company's flagship products, Dermagran Spray and Dermagran Ointment. She is also the founder, owner and operator of the Primary Medical and Nutritional Clinic, Old Forge, Pennsylvania, a clinic specializing in medical and nutritional preventative therapies. She has extensive clinical medical experience with emphasis in the nutritional biochemistry and ortho-molecular medicine fields. Mrs. Clark earned a Registered Nurse degree from Scranton State General Hospital in 1954 and a Clinical Nurse Therapist degree in Intensive Cardiovascular Care from Mechanicsburg Rehabilitation Center in 1972. She was appointed by former Pennsylvania Governor Robert P. Casey to membership on the Entrepreneurial Advisory Board for the Commonwealth of Pennsylvania.

           SRINI CONJEEVARAM has served as director of the Company since May, 1998. Mr. Conjeevaram has been the General Partner and Chief Financial Officer of Galen Associates, an investment banking firm, since January, 1991. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from July, 1989 to December, 1990 and a Senior Project Engineer for General Motors Corporation from April, 1982 to July, 1987. Mr. Conjeevaram serves as a director of Halsey Drug Company, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, Madras, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California and a Master of Business Administration in Finance from Indiana University, Bloomington, Indiana.

           LAURENCE F. LANE has served as a director of the Company since June, 1995. Mr. Lane has been the Senior Vice President of Regulatory Affairs of NovaCare, Inc., a publicly traded medical rehabilitation corporation, since November, 1986. He has over twenty years of government relations and policy experience. Mr. Lane has served as the Director for Special Programs of the American Health Care Association, Director for Policy Development of the American Association of Homes for the Aging and legislative representative of the American Association of Retired Persons. He managed the 1980 White House Mini-Conference on Long Term Care and served as a credentialed resource person for the 1981 White House Conference on Aging. Mr. Lane is a member of the following organizations: National Association for the Support of Long Term Care, International Subacute Healthcare Association, National Association for Rehabilitation Agencies, National Health Lawyers Association, and Healthcare Financial Management Association. He earned Bachelor of Arts and Master of Arts degrees from the School of Public and International Affairs of George Washington University, Washington, D.C. Mr. Lane has pursued doctoral studies at the Washington Public Affairs Center, University of Southern California and received a Gerontology certificate from Andrus Gerontology Center, University of Southern California in 1974.

           TIMOTHY J. PATRICK has served as director of the Company since February, 1998. Mr. Patrick has been the President and Chief Executive Officer of Proxima Therapeutics, Inc., a medical device company developing proprietary site-specific delivery systems for the treatment of solid tumors, since April, 1996. He previously served as President of Gesco International, a subsidiary of MedChem Products that manufactured and marketed PICC vascular access catheters, from July, 1994 to January, 1996. Mr. Patrick served McGaw, Inc. for 13 years in various sales executive positions the last of which was President of Central Admixture Pharmacy Services, a business unit of McGaw, Inc. that provided patient-specific intravenous solution products to hospitals and home care companies. Mr. Patrick earned a Bachelor of Arts degree in Biology from Miami University, Oxford, Ohio in 1981.

COMPENSATION OF DIRECTORS

           Outside directors are entitled to an annual retainer of $12,000. Each outside director may elect, with respect to any calendar year, to receive his or her retainer in options to purchase Common Stock of the Company. Upon such election, each electing director will receive options to purchase that number of shares of Common Stock of the Company determined by dividing $24,000 by the Common Stock's fair market value. For a given calendar year, the Common Stock's fair market value is the lowest average between the Common Stock's bid and asked prices quoted on the Nasdaq SmallCap Market during the period from December 1 through December 15 of the immediately preceding calendar year.

           All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Inside directors receive no compensation for their services as directors.

           The following table sets forth information with respect to the non-qualified stock options owned by directors of the Company in 1998:

                                            OPTIONS GRANTED      EXERCISABLE OPTIONS AT      EXERCISE PRICE
     NAME                                          (#)            DECEMBER 31, 1998 (#)         ($/SHARE)       EXPIRATION DATE
     ----                                          ---            ---------------------         ---------       ---------------
     Laurence F. Lane                         10,000(1)                     8,000                 $1.125        November 21, 2006
                                              10,000(2)                    10,000                 $1.125        April 7, 2007

(1)    These options began vesting at a rate of 20% per year on November 21, 1995 and were repriced on April 8, 1997.
(2)    These options were granted on April 8, 1997.

BOARD COMMITTEES

        The Company maintains an Audit Committee that is composed of Laurence F. Lane and Srini Conjeevaram. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by the Company's independent auditors. The Audit Committee held one meeting in 1998.

           The Company maintains a Compensation Committee that is composed of Edward J. Quilty, Timothy S. Patrick and Srini Conjeevaram. The Compensation Committee reviews the compensation of management and recommends to the Board of Directors the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee held five meetings in 1998.

        The Company maintains a Nominating  Committee that is composed of Edward
J. Quilty, Laurence F. Lane and Timothy S. Patrick. The Nominating Committee reviews the qualifications of prospective directors for consideration by the Board of Directors as management's nominees for directors. The Nominating Committee held one meeting in 1998.

           The Company will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be made by written notification received by the Company not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

        1. The name and residential address of the proposed nominee and of each notifying shareholder;

        2.      The principal occupation of the proposed nominee;

        3. A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

        4. The total number of shares of the Company owned by the notifying shareholder;

        5. A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

        6. Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

        7. The consent of the nominee to serve as director of the Company, if elected.

           The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

           During 1998, there were eight meetings of the Board of Directors.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                               EXECUTIVE OFFICERS

The executive officers of the Company are:

                                                                                                     EXECUTIVE OFFICER
                NAME                 AGE               POSITIONS WITH THE COMPANY                  OF THE COMPANY SINCE
    Edward J. Quilty                  48     Chairman of the Board of Directors                         May, 1996
    Richard S. Mink                   46     Chief Operating Officer and Executive Vice                 April, 1997
                                             President - Marketing
    Charles F. Caudell, III           46     Vice President - Sales                                     April, 1997
    Stephen T. Wills                  42     Vice President and Chief Financial Officer                 July, 1997

        Additional information relative to Edward J. Quilty is included in the preceding pages under "Election of Directors."

           RICHARD S. MINK has served as Chief Operating Officer of the Company since November, 1997 and as its Executive Vice President - Marketing since March, 1999, having previously served the Company as Vice President for Marketing since April, 1997. Prior to joining the Company, Mr. Mink was Senior Vice President/General Manager, Marketing Information Services Division of Bio Imaging Technologies, Inc., a medical image data and information management company, from November, 1996 to April, 1997. He was a self-employed marketing consultant from May, 1995 to October, 1996, Executive Vice President for Sales and Marketing for MedChem, Inc. from August, 1994 to May, 1995, Vice President for Sales and Marketing for Life Medical Sciences from July, 1993 to August, 1994, and had risen to the position of Director of Marketing for Becton Dickinson Company during his tenure there from August, 1977 to July, 1993. During May, 1996 through April, 1997, Mr. Mink was a member of the New Jersey Technology Council Healthcare Advisory Board. He earned a Bachelor of Science degree in Biology/Chemistry and a Master of Business Administration degree from Rutgers University, Newark, New Jersey in 1975 and 1977, respectively.

           CHARLES F. CAUDELL, III has served as Vice President - Sales since March, 1999, having previously served the Company as Executive Vice President for Field Operations and Vice President for Sales since November, 1997 and April, 1997, respectively. Prior to joining the Company, Mr. Caudell was Division Director of CalgonVestal, a former Merck & Co. wound care subsidiary, and later Division Director of ConvaTec upon the purchase of this company by Bristol Myers-Squibb, from January, 1984 to April, 1997. Mr. Caudell earned a Bachelor of Arts degree in Communications from Wake Forest University, Winston-Salem, North Carolina in 1974 and a Master of Business Administration from Ohio University, Athens, Ohio in 1993.

           STEPHEN T. WILLS, CPA, MST has served as Chief Financial Officer of the Company since July, 1997 and Vice President since November, 1997. Mr. Wills also serves as President and Chief Operating Officer of Golomb, Wills & Company, PC, a public accounting firm, and as Vice President and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

           Officers are elected by and serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

           The following table shows all compensation paid by the Company to its Chairman, Chief Financial Officer and each of the Company's executive officers whose compensation exceeded $100,000 for their services in all capacities during the years 1996, 1997 and 1998:

                                                                   ANNUAL COMPENSATION                                  ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR           SALARY            BONUS         OPTIONS (#)           COMPENSATION
Edward J. Quilty                                  1998         $150,000          $25,000            380,273(1)           --
Chairman                                          1997         $149,986               --            300,000(2)           --
                                                  1996         $ 59,615               --            150,000              --

Richard S. Mink                                   1998         $157,875          $  6,000            --                  --
Chief  Operating   Officer  and  Executive  Vice  1997         $100,961          $ 25,000(3)       200,000               --
President - Marketing

Charles F. Caudell, III                           1998         $157,875          $  6,000            --                  --
Executive Vice President - Sales                  1997         $100,961               --            200,000              --

Stephen T. Wills, CPA, MST                        1998         $100,000 (4)           --              --                 --
Vice President and                                1997         $ 85,000 (5)          --             75,000               --
Chief Financial Officer

John T. Borthwick (6)                             1998         $180,000               --              --             $  9,962 (7)
Manager - Manufacturing Representatives           1997         $180,000               --             50,000          $  9,962 (7)
                                                  1996         $180,000               --              --              $10,861 (7)(8)

(1) Options issued pursuant to the anti-dilution provisions of Mr. Quilty's employment agreement, See Option Grants Table below. (2) Includes 150,000 options originally granted in 1996 and repriced by the Executive Committee of the Board of Directors on April 8, 1997.
(3)     Sign-on bonus.
(4) Does not include payments made to an affiliate of Mr. Wills, Golomb, Wills & Company, PC. See Certain Transactions below.
(5) Represents compensation earned during the period July through December, 1997.
(6) John T. Borthwick resigned as Chief Executive Officer and President in May, 1997 and November, 1997, respectively. Mr. Borthwick is no longer an executive officer.
(7) The Company enrolled John T. Borthwick in a split-dollar life insurance program on July 1, 1993. The monthly premiums are $830.18 for $500,000 coverage.

(8)     Matching contributions made pursuant to the Company's 401(k) plan.

Option Grants Table

           The following table sets forth information regarding grants of stock options to the following named executive officer made for the year ended December 31, 1998:

                                                              PERCENT OF TOTAL           EXERCISE
                                          OPTIONS
     NAME                               GRANTED (#)          OPTIONS GRANTED TO      PRICE ($/SHARE)
                                                             EMPLOYEES IN 1998                              EXPIRATION DATE
                                       ------------       ------------------------   ----------------  --------------------------

     Edward J. Quilty                   380,273   (1)              60.8%               $1.185               May 22, 2007
-------------------

(1)   Options issued pursuant to the anti-dilution  provisions of Mr. Quilty's  employment  agreement. See Employment Arrangements below.

Aggregate Year End Option Value Table

           The following table sets forth information regarding the aggregate number and value of options to purchase Common Stock held by the named executive officers as of December 31, 1998. No options have been exercised:

                                                        NUMBER OF SHARES                        VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED                     IN-THE-MONEY OPTIONS
                                                OPTIONS AT DECEMBER 31, 1998 (#)             AT DECEMBER 31, 1998 ($)(1)
                                             --------------------------------------       -----------------------------------

     NAME                                      EXERCISABLE          UNEXERCISABLE           EXERCISABLE        UNEXERCISABLE
                                               -----------          -------------           -----------        -------------
     Edward J. Quilty .........................    380,273                   0                      0                   0
                                                   150,000                   0                      0                   0
                                                    20,000              30,000                      0                   0
                                                   100,000                   0                      0                   0


     Richard S. Mink ..........................     20,000              30,000                      0                   0
                                                    88,500              29,500                      0                   0
                                                    24,000               8,000                      0                   0


     Charles F. Caudell, III ..................     20,000              30,000                      0                   0
                                                    88,500              29,500                      0                   0
                                                    24,000               8,000                      0                   0


     Stephen T. Wills, CPA.....................     36,665               8,335                      0                   0
                                                    30,000                   0                      0                   0


     John T. Borthwick ........................     80,000              20,000                      0                   0
                                                    20,000              30,000                      0                   0
-------------------

(1)        Determined based on a fair market value for the Company's Common Stock at December 31, 1998 of $0.75 per share.

EMPLOYMENT ARRANGEMENTS

Edward  J. Quilty

           The Company entered into an employment agreement on August 1, 1996, and amended on May 2, 1997, (the "Agreement") with Edward J. Quilty, its Chairman of the Board. The term of the Agreement begins on May 21, 1996 and expires on May 21, 1999. The Agreement provides that Mr. Quilty will receive base salary of $150,000 per year, together with such additional incentive compensation as may be awarded upon the recommendation of the Compensation Committee of the Board of Directors; provided, however, additional incentive compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Quilty's contributions thereto.

           As additional compensation, the Agreement grants Mr. Quilty 150,000 non-qualified stock options, exercisable at a price of $1.125 per share, all of which are currently exercisable. If the Company sells additional Common Stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of Common Stock outstanding by 40%, then Mr. Quilty will be granted such additional stock options, exercisable at $1.125 per share, as may be necessary to enable him to purchase the same percentage of outstanding Common Stock as he maintained prior to such sale or issuance.

           In addition, in the event of the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. Quilty a severance payment equal to the greater of his salary for the remaining term of the Agreement or $125,000. Mr. Quilty may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

           The Company and Mr. Quilty are currently engaged in negotiations with a view to executing a new employment agreement providing for Mr. Quilty's continued service as Chairman and his assumption of the roles of President and Chief Executive Officer.

Richard S. Mink

           The Company entered into a two-year employment agreement on April 14, 1997, (the "Agreement") with Richard S. Mink, its Chief Operating Officer and former Vice President for Marketing. The Agreement provides that Mr. Mink receive the following: (1) base salary of $150,000 per year, together with a $25,000 sign-on bonus; (2) incentive compensation as may be awarded upon the recommendation of the Office of the Chief Executive and approved by the Board of Directors; provided, however, incentive compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Mink's contributions thereto; and (3) 118,000 incentive and 32,000 non-qualified stock options, exercisable at $1.125, which options become exercisable to the extent of 50%, 75% and 100% upon completion of six, eighteen and twenty-four months of employment, respectively. These options become 100% exercisable if Mr. Mink becomes disabled, the Agreement is terminated by the Company other than "for cause," the Agreement is terminated by Mr. Mink for the Company's breach, upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity.

           Upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. Mink a severance payment equal to the greater of his salary for the remaining term of the Agreement or $150,000. Mr. Mink may not disclose any confidential information of the Company during or after the term of the agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

        The Company and Mr. Mink are currently engaged in negotiations with a view to executing a new employment agreement providing for Mr. Mink's continued service.

Charles F. Caudell, III

           The Company entered into a two-year employment agreement on April 21, 1997, (the "Agreement") with Charles F. Caudell, III, its Executive Vice President for Sales. The Agreement provides that Mr. Caudell receive the following: (1) base salary of $150,000 per year; (2) incentive compensation as may be awarded upon the recommendation of the Office of the Chief Executive and approved by the Board of Directors; provided, however, incentive compensation, if any, shall be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Caudell's contributions thereto; and (3) 118,000 incentive and 32,000 non-qualified stock options, exercisable at $1.125, which options become exercisable to the extent of 50%, 75% and 100% upon completion of six, eighteen and twenty-four months of employment, respectively. These options become 100% exercisable if Mr. Caudell becomes disabled, the Agreement is terminated by the Company other than "for cause," the Agreement is terminated by Mr. Caudell for the Company's breach, upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity.

           Upon the sale of substantially all of the stock or assets of the Company, or upon the merger or consolidation of the Company in which the Company is not the surviving entity, the Company shall pay Mr. Caudell a severance payment equal to the greater of his salary for the remaining term of the Agreement or $150,000. Mr. Caudell may not disclose any confidential information of the Company during or after the term of the agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

        The Company and Mr. Caudell are currently engaged in negotiations with a view to executing a new employment agreement providing for Mr. Mink's continued service.

Stephen T. Wills, CPA, MST

           The Company entered into an employment agreement on February 1, 1999 (the "Agreement") with Stephen T. Wills, CPA, MST, its Vice President and Chief Financial Officer. The Agreement carries an indefinite term which can be canceled by either party upon thirty days notice. The Agreement provides that Mr. Wills receive the following: (1) base salary of $102,000 per year, together with incentive compensation as may be awarded upon the recommendation of the Chairman and approved by the Board of Directors; and (2) 100,000 non-qualified stock options, exercisable at $1.20, which options became exercisable in 25,000 increments commencing on February 1, 1999 and on each anniversary thereof through February 1, 2002. These options become 100% exercisable upon a change in ownership of in excess of 75% of the Company or the sale by the Company of substantially all of its assets. Upon termination of the Agreement by the Company without cause, the Company will pay Mr. Wills a severance payment equal to his salary for one year and will extend the period to exercise the options granted under the Agreement to the earlier of five years or December 14, 1008.

John T. Borthwick

           The Company entered into a five-year employment agreement on December 29, 1995, as amended on March 5, 1997, (the "Agreement") with John T. Borthwick, its Director of Business Development and former President and Chief Executive Officer. The Agreement provides that Mr. Borthwick will receive base compensation of $180,000 during the calendar years 1996, 1997 and 1998 and base compensation for the calendar years 1999 and 2000 to be determined by the Board of Directors upon the recommendation of the Compensation Committee, together with such incentive and/or bonus compensation as may be awarded upon the recommendation of the Compensation Committee; provided, however, incentive and/or bonus compensation, if any, will be predicated upon the extent to which the Company attains its earnings goals and the extent of Mr. Borthwick's contributions thereto. As additional compensation, the Agreement grants Mr. Borthwick 100,000 non-qualified stock options, exercisable at a price of $2.31 per share, of which 80,000 were vested as of January 1, 1999 and the remaining 20,000 vest on January 1, 2000.

           If the Company sells additional Common Stock during the term of the Agreement in a transaction, or related series of transactions, the result of which is to increase the number of shares of Common Stock outstanding by 40%, the Agreement provides that Mr. Borthwick will then be granted such additional stock options, exercisable at $2.31 per share, as may be necessary to enable him to purchase the same percentage of outstanding Common Stock as he maintained prior to such sale or issuance. In addition, in the event of a sale of substantially all of the stock or assets of the Company, or a merger or consolidation of the Company in which the Company is not the surviving entity, or upon the written agreement of the Company to effect such sale, merger or consolidation, Mr. Borthwick will have the option of completing the remaining term of his employment under the Agreement or receiving severance compensation equal to his total compensation accrued during the twelve-month period immediately preceding such sale, merger or consolidation. Further, in the event of such sale, merger or consolidation: (1) the stock options granted pursuant to the Agreement will become exercisable in their entirety and will remain exercisable for a period of not less than thirty (30) days; and (2) the promissory note between Mr. Borthwick and the Company dated January

17, 1995 in the original principal amount of $99,530.34 will be forgiven.

           The Agreement further provides that Mr. Borthwick will receive a severance payment of 100% of his total compensation accrued during the twelve-month period immediately preceding the expiration of the Agreement if the Company does not renew or extend the term of the Agreement upon expiration thereof. The Agreement also provides that Mr. Borthwick will receive: (i) a vehicle for use primarily (but not exclusively) in the conduct of Company business, (ii) split-dollar life insurance in the face amount of $500,000, and
(iii) disability income insurance providing for payments of 50% of compensation. Mr. Borthwick may not disclose any confidential information of the Company during or after the term of the Agreement, and may not compete with the Company during the term of the Agreement and for a period of one year thereafter.

STOCK OPTION PLAN

           The Company adopted the Stock Option Plan, (the "Plan") in July 1991, and amended the Plan in January, 1994, November 21, 1995 and September 25, 1998. The number of shares of common stock reserved for issuance pursuant to the Plan is 1,500,000 shares. The Plan authorizes the Company to grant two types of equity incentives: (i) options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) non-qualified stock options ("NQSOs"). The Plan authorizes options to be granted to directors, officers, key employees and consultants of the Company, except that ISOs may be granted only to employees. The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the "Compensation Committee"). Subject to the provisions of the Plan, the Compensation Committee determines who is eligible to receive stock options, together with the nature, amount, timing, exercise price, vesting schedule and all other terms and conditions of the options to be granted.

           Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of "unissued" and become available for reissuance.

        At December 31, 1998, options to purchase 381,000 shares of the Company's common stock at prices ranging from $0.80 to $1.125 per share had been granted under the Plan.

                              CERTAIN TRANSACTIONS

           The Company employs the accounting firm of Golomb, Wills & Company, PC for various tax and financial planning services. Stephen T. Wills, CPA, MST, Vice President and Chief Financial Officer of the Company, is a principal of Golomb, Wills & Company, PC. Payments to Golomb, Wills & Company, PC during 1998 totaled $110,501.

        The Company has a five-year consulting agreement with its founder and former President and director, Mary G. Clark. In 1998 compensation under this agreement was $99,000. Mrs. Clark is a nominee for director.

       PROPOSAL 2 - AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE
                  NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

           Under the Company's Amended and Restated Articles of Incorporation, the Company is authorized to issue up to 15,000,000 shares of the Company's Common Stock, par value $.01 per share. The Company's board of directors has approved an amendment to the Articles of Incorporation that increases the maximum number of authorized shares of the Company's Common Stock by 15,000,000 shares to a total of 30,000,000 shares ("Common Stock Amendment") and has recommended that the Company's shareholders approve the Common Stock Amendment. If the Company's shareholders do not approve the Common Stock Amendment, then the number of authorized shares of the Company's Common Stock will remain at 15,000,000.

           The purpose of the proposed Common Stock Amendment is to provide sufficient shares for corporate purposes including the conversion of Class A and Class B Preferred Stock and Class A and Class B Warrants into Common Stock, the exercise of stock options that have been granted to certain officers, directors and former directors of the Company, possible future acquisitions, stock splits or other corporate purposes. Once authorized, the additional shares of the Company's Common Stock may be issued by the Company's board of directors without further action by the Company's shareholders, unless such action is required by law or applicable stock exchange requirements. As of the Record Date, 6,235,789 shares of the Company's Common Stock were issued and outstanding, 1,750,000 shares of Class A Preferred Stock can be converted to Common Stock, 2,250,000 shares of Class A Warrants can be converted to Common Stock, 3,333,340 shares of Class B Preferred Stock can be converted to Common Stock, 3,333,340 shares of Class B Warrants can be converted to Common Stock, and options to purchase 2,044,162 shares of Common Stock are outstanding. If the Common Stock Amendment is not approved by the Company's shareholders, the Company will examine other means to fulfill its obligations to preferred shareholders, warrant holders and option holders. These means could include the reverse split of the Company's Common Stock or the redesignation of previously authorized preferred stock as common stock.


           The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the Common Stock Amendment.

      PROPOSAL 3 - RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           The Board of Directors has selected Ernst & Young LLP as independent certified public accountants for the Company for the year ended December 31, 1999. Ernst & Young LLP has served as the Company's auditors since 1990. The ratification of the selection of independent certified public accountants is to be voted upon at the Meeting.

           Representatives of Ernst & Young LLP will attend the Meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions.

           The Board of Directors unanimously recommends that shareholders vote "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 1999.

                                 OTHER BUSINESS

           Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

                              SHAREHOLDER PROPOSALS

           Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 17, 2000. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

                                  ANNUAL REPORT

           THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 100, PRINCETON, NEW JERSEY 08540.

                                       By Order of the Board of Directors,

                                       EDWARD J. QUILTY
                                       Chairman

March 31, 1999

Microfilm Number _______________                                    EXHIBIT A

Entity Number __________________
                                            ----------------------------------
                                            Secretary of the Commonwealth

              ARTICLES OF AMENDMENT- DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 89)

       In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.     The name of the corporation is:  Derma Sciences, Inc.

       ------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)    1065 Highway 315, Suite 403  Wilkes-Barre   PA    18702      Luzerne
       ------------------------------------------------------------------------
       Number and Street            City          State  Zip        County

(b)    ______________________________________________________________________
       Name of Commercial Registered Office Provider                County

       For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.     The statute by or under which it was incorporated is:
          15 Pa.C.S. Section 101 et seq.
      -----------------------------------------

4.     The original date of its incorporation is:       March 28, 1996
                                                  ----------------------------

5. (Check, and if appropriate complete, one of the following):

        X  The amendment  shall be effective  upon filing these Articles of
       ---        Amendment in the Department of State.

       ___ The amendment shall be effective on: _______________________________

6. (Check one of the following):

        X  The  amendment  was adopted by the  shareholders  pursuant to 15
       ---         Pa.C.S.ss.1941(a) and (b).

       ___ The amendment was adopted by the board of directors pursuant to 15
                   Pa.C.S. ss. 1914 (c).

7. (Check, and if appropriate complete, one of the following):

       ___ The amendment adopted by the corporation, set forth in full, is as follows:




        X The amendment adopted by the corporation as set forth in full in
       ---         Exhibit A, attached hereto and made a part hereof.

DSCB:15-1915 (Rev 89)-2


8. (Check if the amendment restates the Articles):

       ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

       IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this ____________ day of ____________________, 19________.


                                                    Derma Sciences, Inc.
                                                  -----------------------
                                                   (Name of Corporation)

                                   BY:______________________________________
                                                  (Signature)

                                   TITLE: Edward J. Quilty, Chairman

                              ARTICLES OF AMENDMENT

                                    EXHIBIT A


           Article 3 of the Articles of Incorporation of the corporation is amended in its entirety to read as follows:

           3. The classes and number of shares which the corporation shall have the authority to issue are:

                (a)   Common Stock.  30,000,000 shares of common stock.

                (b) Preferred Stock. 11,750,000 shares of preferred stock with such designations, voting rights, preferences, limitations and special rights as the board of directors may direct.

                              DERMA SCIENCES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 1999

The undersigned hereby constitutes and appoints Edward J. Quilty as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the Hyatt Regency, U.S. 1 and Alexander Road, Princeton, New Jersey on May 12, 1999, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote "FOR" each of the following:

1. ELECTION OF DIRECTORS

Election of nominees: Edward J. Quilty, Mary G. Clark, Srini Conjeevaram, Laurence F. Lane and Timothy J. Patrick. TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, PLACE A LINE THROUGH SUCH NOMINEE'S NAME.

    /__/  FOR all nominees            /__/  WITHHOLD AUTHORITY for all nominees

2. AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 TO 30,000,000

    /__/  FOR                         /__/  AGAINST           /__/  ABSTAIN

3. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1999

    /__/  FOR                         /__/  AGAINST           /__/  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOIMINEES AND "FOR" PROPOSALS 2 and 3. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.


                                             --------------------------------
                                                Signature of Shareholder

                                             --------------------------------
                                                Signature of Co-Owner

                                  Dated: ___________, 1999


                                PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. If a partnership, please sign in partnership name by an authorized person.

                                      I/WE PLAN TO ATTEND THE MEETING /__/